UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009

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DIVERSIFIED PRODUCT INSPECTIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-25429	59-3087128
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1059 East Tri-County Blvd., Oliver Springs, Tennessee 37840

 (Address of Principal Executive Office) (Zip Code)

(865) 482-8480
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Diversified Product Inspections, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 30, 2009 where the Company said it would file a transition report on Form 10-K in connection with its change of fiscal year from December 31 to March 31.  Due to the delay in closing that certain Settlement Agreement and Asset Purchase Agreement dated September 30, 2008, by and among the Company, Diversified Product Inspections, LLC, a Tennessee limited liability company, John Van Zyll, Ann Furlong, Marvin Stacy, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation and EIG Capital Investments, Limited, a Belize corporation extending the closing date, the Company approved an amendment changing the fiscal year end to April 30.  The initial Report was filed in error and should have also said the Company will file a transition report on Form 10-Q, not on a Form 10-K as previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By:	/s/ John Van Zyll
John Van Zyll
Chief Executive Officer

Date:  May 1, 2009